UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 14, 2006
DIRECT GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-50360	62-1564496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1281 Murfreesboro Road
Nashville, Tennessee	37217
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 399-4700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
Signatures

Item 1.02 Termination of a Material Definitive Agreement.
     Effective April 14, 2006, Barry D. Elkins resigned as Senior Vice President — Business Strategies and Development of Direct General Corporation (“Direct”). As a result, the employment agreement between Direct and Mr. Elkins dated July 31, 2003 (the “Employment Agreement”) and as amended on August 15, 2005 (the “Amendment”) was terminated effective as of April 14, 2006, except that certain obligations concerning confidentiality, non-competition and non-solicitation will survive termination for certain periods of time as specified in the Agreement. The principal terms of the Employment Agreement and the Amendment have been described in previous SEC filings by Direct. A copy of the Employment Agreement was filed as Exhibit 10.5 of the Registration Statement filed by Direct on July 21, 2003. A copy of the Amendment was filed as Exhibit 10.1 of the Quarterly Report on Form 10-Q filed by Direct on November 9, 2005.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 14, 2006

DIRECT GENERAL CORPORATION
By:	/s/ Ronald F. Wilson
Ronald F. Wilson
Secretary